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                                                              EXHIBIT 21.1

        LIST OF SUBSIDIARY CORPORATIONS OF LANDSTAR SYSTEM, INC.

                                              Jurisdiction        % of Voting
Name                                        of Incorporation    Securities Owned
----                                        ----------------    ----------------
Subsidiary of Landstar System, Inc.:

  Landstar System Holdings, Inc.                   Delaware              100

Subsidiaries of Landstar System Holdings, Inc.:

  Landstar Express America, Inc.                   Delaware              100

  Landstar Inway, Inc.                             Delaware              100
   Also d/b/a Inway Nationwide Transportation Services
   Also d/b/a Independent Freightways, Inc.

  Landstar Logistics, Inc.                         Delaware              100

  Landstar Ligon, Inc.                             Delaware              100
   Also d/b/a Ligon Contract Services in Kentucky

  Landstar Poole, Inc.                             Alabama               100

  Landstar Ranger, Inc.                            Delaware              100
   Also d/b/a Ranger/Landstar, Inc. in South Carolina

  Risk Management Claim Services, Inc.             Kentucky              100
   Also d/b/a RMCS, Inc. in Alabama and California

  Landstar Contractor Financing, Inc.              Delaware              100

  Landstar Capacity Services, Inc.                 Delaware              100

  Signature Insurance Company                      Cayman Islands, BWT...  100

Subsidiary of Landstar Gemini, Landstar Inway,
 Landstar Ligon, Landstar Poole and Landstar Ranger:

  Landstar Corporate Services, Inc.                Delaware              100

Subsidiary of Landstar Logistics, Inc.

  Landstar Gemini, Inc.                            Delaware              100
   Also d/b/a Gemini Transportation Services of
         Greensburg, PA in Ontario and New Jersey
   Also d/b/a GTSI Transportation Services in Ontario

Subsidiary of Landstar Inway, Inc.
  Landstar T.L.C., Inc.                            Delaware              100
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